Report of Independent Accountants

To the Board of Trustees of Legg Mason
Tax-Free Income Fund and
Shareholders of Maryland Tax-Free
Income Trust, Pennsylvania Tax-Free
Income Trust and Tax-Free
Intermediate-Term Income Trust:

In planning and performing our audits of the financial statements of Maryland
Tax-Free Income Trust, Pennsylvania
Tax-Free Income Trust and Tax-Free
Intermediate-Term Income Trust
(comprising Legg Mason Tax-Free
Income Fund, hereafter referred to as the "Funds") for the year ended March 31, 2002, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form
N-SAR, not to provide assurance on
internal control.

The management of the Funds is
responsible for establishing and
maintaining internal control.  In
fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with accounting principles generally accepted in the
United States of America.  Those
controls include the safeguarding of
assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in
internal control, errors or fraud may
occur and not be detected.  Also,
projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control
would not necessarily disclose all
matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
However, we noted no matters involving
internal control and its operation,
including controls for safeguarding
securities, that we consider to be
material weaknesses as defined above as
of March 31, 2002.

This report is intended solely for the
information and use of the Board of
Trustees of Legg Mason Tax-Free
Income Fund, management and the
Securities and Exchange Commission
and is not intended to be and should not be used by anyone other than these specified parties.




PricewaterhouseCoopers LLP
Baltimore, Maryland
April 30, 2002